Exhibit 99

News Release

For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

July 21, 2005

Fiserv Reports Continued Strong Earnings for Second Quarter of 2005

Brookfield, Wis., July 21, 2005—Fiserv, Inc. (Nasdaq: FISV) announced today continued strong earnings for the second quarter of 2005.

Net income per share-diluted from continuing operations for the second quarter of 2005 was $0.59 per share, compared to $0.49 per share for the second quarter of 2004. Processing and services revenues were $913.1 million, an increase of 10% over the second quarter of 2004.

For the six month period ended June 30, 2005, Fiserv processing and services revenues were $1,795.4 million, a 9% increase over the first six months of 2004. Net income per share-diluted from continuing operations (excluding realized gain from sale of investment of $0.14 per share) was $1.17 per share compared to $0.97 per share for the first six months of 2004.

“We are very pleased with our results for the first half of 2005, posting record revenues and earnings along with strong operating margins in our businesses. Our financial segment internal revenue growth rate was 6% for the first half of 2005, which is a solid improvement over the prior year 2% growth rate,” said Leslie M. Muma, president and chief executive officer of Fiserv.

During the second quarter, Fiserv completed three acquisitions. Fiserv acquired the assets of the U.S. eLending operations of Emergis, Inc. (TSX: EME), which provides mortgage lenders the tools that will enable them to more easily obtain an array of Fiserv and third-party services needed to process, close and fund mortgage loans via the Internet and provides the capability to manage, electronically sign, and store mortgage documents in a secure electronic environment. The second acquisition was Interactive Technologies, Inc., a developer of fee

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

management and billing software for large and mid-sized financial services organizations. The latest acquisition was Administrative Services Group, Inc., a regional employee benefits plan administrator.

In the first half of 2005, Fiserv repurchased 6.5 million shares of common stock, and in July, the Board of Directors authorized the repurchase of an additional 10 million shares of the company’s common stock, bringing the total remaining shares available for repurchase to 10.8 million.

OUTLOOK FOR THE THIRD QUARTER AND FULL YEAR

Fiserv has updated its earnings and revenue outlook for the third quarter and the full year. For the third quarter of 2005, processing and services revenues are estimated to be approximately $905 to $925 million and net income per share-diluted is estimated to be $0.53 to $0.56.

Based on the strong results through the second quarter, Fiserv is raising its full year 2005 estimated net income per share-diluted earnings (excluding realized gain from sale of investment of $0.14 per share) to a range of $2.24 to $2.28 from a range of $2.19 to $2.23.

Internal revenue growth rates for the full year 2005 are projected to be in the mid-single digits in the Financial and Investment segments and upper single digits in the Health segment.

RENEWED AND NEW CLIENT RELATIONSHIPS

Significant client renewals and other new relationships gained in the second quarter include the following: World Omni Financial Corp., one of the nation’s largest auto finance companies, licensed the LeMans Loan Origination System to manage its Toyota Auto Finance portfolio in the Southeast U.S., as well as its CenterOne third-party servicing division portfolio across the entire country; The Washington State Health Care Authority agreed to renew its contract with the Harrington unit of Fiserv Health to administer benefits to state employees for four years effective Jan. 1, 2006; Credit Union On-Line (CUOL), a Waltham, Mass.-based credit union service organization representing $2.9 billion in assets, selected Fiserv XP Systems to provide the XP2

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

information system to the CUOL client base; CoopDesarrollo, Mexico’s sixth largest credit union, will be one of the first Mexican credit unions to comply with new Mexican government regulations by using the ICBS core banking system from Fiserv’s CBS Worldwide unit; Aequitas Capital Management selected Fiserv Credit Processing Services’ PLUS System to provide selected hospitals and healthcare providers with a turnkey consumer medical finance program; and Merchants Bank, a $1.1 billion-asset bank based in South Burlington, Vt., expanded its already significant relationship with Fiserv to include check processing services.

EARNINGS CONFERENCE CALL

An analyst conference call to review the second quarter results will be held Friday, July 22 at 9:00 a.m. Central time. A live webcast of the call will be available to the public on the Fiserv website at www.fiserv.com.

USE OF NON-GAAP FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth, adjusted operating margin and adjusted earnings per share, to provide investors a more complete understanding of the Company’s underlying operational results. These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to be infrequently occurring, such as the realized gain on sale of investment occurring in the first quarter of 2005. We believe this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

ABOUT FISERV

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial and health benefits industries, including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 16,000 clients worldwide, including banks, credit unions, financial planners/investment advisers, insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wis., Fiserv reported $3.4 billion in processing and services revenues for 2004.

Fiserv was ranked the largest provider of information technology services to the U.S. financial services industry in the 2004 FinTech 100 survey by the American Banker newspaper and the Financial Insights research firm. Fiserv can be found on the Internet at www.fiserv.com.

The disclosures in this press release contain forward-looking statements, specifically statements regarding the estimated earnings per share-diluted for the third quarter and full year of 2005, revenue outlook for the third quarter of 2005, internal revenue growth rates for the full year 2005, expected contract termination fees in the second half of 2005, expected software license revenues for the second half of 2005, estimated flood claims processing volumes for the second half of 2005, reduced net investment income in the Investment segment for the second half of 2005 and an expected negative impact on Financial segment revenues, primarily in 2006. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Processing and services	$913,095	$829,842	$1,795,414	$1,641,398
Customer reimbursements	83,331	89,931	174,126	187,252

Total revenues	996,426	919,773	1,969,540	1,828,650

Cost of revenues:
Salaries, commissions and payroll related costs	348,693	324,569	692,177	654,155
Customer reimbursement expenses	83,331	89,931	174,126	187,252
Data processing costs and equipment rentals	54,054	53,584	105,432	105,689
Prescription costs	131,085	108,807	255,181	204,385
Other operating expenses	146,872	134,031	279,194	261,068
Depreciation and amortization	45,146	46,939	88,169	92,851

Total cost of revenues	809,181	757,861	1,594,279	1,505,400

Operating income	187,245	161,912	375,261	323,250
Interest expense - net	(1,280)	(4,486)	(4,942)	(9,218)
Realized gain from sale of investment (2)	—	—	43,452	—

Income from continuing operations, before income taxes	185,965	157,426	413,771	314,032
Income tax provision	71,968	61,331	160,129	122,228

Income from continuing operations	113,997	96,095	253,642	191,804
Loss from discontinued operations, net of tax	—	(1,061)	(619)	(3,972)

Net income	$113,997	$95,034	$253,023	$187,832

Diluted net income (loss) per share:
Continuing operations (excluding realized gain from sale of investment)	$0.59	$0.49	$1.17	$0.97
Discontinued operations	—	(0.01)	—	(0.02)

Total (excluding realized gain from sale of investment)	0.59	0.48	1.16	0.95
Realized gain from sale of investment	—	—	0.14	—

Total	$0.59	$0.48	$1.30	$0.95

Diluted shares used in computing net income (loss) per share	193,227	197,379	194,361	197,221

(1)	The securities clearing businesses’ revenues and cost of revenues are excluded above from “Revenues” and “Cost of revenues” and are included in “Loss from discontinued operations, net of tax” for all periods presented, as these businesses were sold on March 24, 2005.
(2)	Represents the sale of the Company’s remaining 3.2 million shares of Bisys Group, Inc. common stock.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$566,579	$516,127
Accounts receivable – net	473,897	437,764
Prepaid expenses and other assets	102,231	100,810
Investments	2,151,974	1,984,536
Property and equipment – net	202,338	200,709
Intangible assets – net	543,300	532,539
Goodwill – net	1,915,900	1,859,347
Assets of discontinued operations held for sale	—	2,751,517

TOTAL	$5,956,219	$8,383,349

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$220,079	$202,616
Short-term borrowings	100,000	100,000
Accrued expenses	285,422	363,513
Accrued income taxes	50,607	44,955
Deferred revenues	221,684	226,080
Customer funds held and retirement account deposits	1,886,369	1,829,639
Deferred income taxes	136,517	134,330
Long-term debt	490,659	505,327
Liabilities of discontinued operations held for sale	—	2,412,467

TOTAL LIABILITIES	3,391,337	5,818,927

SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value:
450,000,000 shares authorized;
197,455,044 and 195,940,360 shares issued	1,975	1,959
Additional paid-in capital	719,470	679,573
Accumulated other comprehensive income (loss)	(2,623)	26,695
Accumulated earnings	2,173,562	1,920,539
Treasury stock, at cost, 8,162,700 and 1,691,500 shares	(327,502)	(64,344)

TOTAL SHAREHOLDERS’ EQUITY	2,564,882	2,564,422

TOTAL	$5,956,219	$8,383,349

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$253,023	$187,832
Adjustment for discontinued operations	619	3,972
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investment	(43,452)	—
Deferred income taxes	11,210	36,997
Depreciation and amortization	88,169	92,851
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Accounts receivable	(24,720)	843
Prepaid expenses and other assets	620	(8,394)
Accounts payable and accrued expenses	(24,873)	(9,386)
Deferred revenues	(7,714)	466
Accrued income taxes	(3,200)	24,041

Net cash provided by operating activities	249,682	329,222

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(69,640)	(68,885)
Payment for acquisitions of businesses, net of cash acquired	(135,654)	(40,918)
Proceeds from sale of businesses, net of expenses paid	303,944	—
Cash distribution received from discontinued operations prior to sale	68,000	—
Investments	(173,518)	(281,571)

Net cash used in investing activities	(6,868)	(391,374)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt – net	(14,845)	(210,571)
Issuance of common stock	28,911	20,508
Purchases of treasury stock	(263,158)	—
Customer funds held and retirement account deposits	56,730	282,458

Net cash provided by (used in) financing activities	(192,362)	92,395

Change in cash and cash equivalents	50,452	30,243
Beginning balance	516,127	162,668

Ending balance	$566,579	$192,911

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND SEGMENT INFORMATION (1)

(In thousands, unaudited)

Free Cash Flow

	Six Months Ended June 30,
	2005	2004
Net cash provided by operating activities	$249,682	$329,222
Capital expenditures, including capitalization of software costs for external customers	(69,640)	(68,885)

Free cash flow	$180,042	$260,337

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Processing and services revenues:
Financial institution outsourcing, systems and services (“Financial”) (2)	$632,096	$580,155	$1,240,583	$1,154,660
Health plan management services (“Health”)	246,283	218,260	487,368	424,851
Investment support services (“Investment”)	34,716	31,427	67,463	61,887

Total	$913,095	$829,842	$1,795,414	$1,641,398

Operating income:
Financial (2)	$160,157	$138,904	$320,305	$277,451
Health	18,867	17,978	41,133	36,628
Investment	8,221	5,030	13,823	9,171

Total	$187,245	$161,912	$375,261	$323,250

(1)	The securities clearing businesses, sold on March 24, 2005, are not included in the segment results.
(2)	Included in the Financial segment results are early contract termination fees of $22.0 million for the six-months ended June 30, 2005 compared to $19.4 million for the comparable period in 2004. These clients were acquired by other financial institutions and represent a small portion of Fiserv’s more than 6,000 core financial institution processing clients. This segment’s businesses generally enter into three to five-year contracts with its clients that contain early contract termination fees. These fees are very unpredictable and these fees can vary significantly from period to period based on the number of terminated contracts and how early in the contract term a contract is terminated. The Financial segment’s total early contract termination and assignment fees were $12.3 million and $4.6 million in the third and fourth quarters of 2004, respectively.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Financial	7%	1%	6%	2%
Health	10%	50%	12%	46%
Investment	10%	12%	9%	5%

TOTAL	8%	11%	8%	10%

	Pro forma (2) Three months ended June 30,		Pro forma (2) Six months ended June 30,
	2005	2004	2005	2004
Financial	7%	1%	6%	2%
Health	4%	14%	4%	12%
Investment	10%	12%	9%	5%

TOTAL	7%	3%	6%	3%

(1)	Internal revenue growth percentages are measured as the increase in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $13.8 million ($8.1 million in the Financial segment and $5.7 million in the Health segment) for the second quarter of 2005 and $23.9 million ($13.0 million in the Financial segment and $10.9 million in the Health segment) for the six months ended June 30, 2005 and represents pre-acquisition normalized revenue of acquired companies, less dispositions, for the comparable prior year period. The securities clearing businesses, sold on March 24, 2005, are not included in the internal revenue growth percentages by segment.
(2)	The pro forma internal revenue growth percentages exclude the positive impact of the prescription cost which is included in both revenues and cost of revenues in the Health segment.

Actual and pro forma internal revenue growth percentages are non-GAAP financial measures that the Company believes are useful to investors because they provide a breakdown of internal and acquisition-related revenue growth including and excluding prescription costs in revenue.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Outlook for Full Year

Based on the strong results through the second quarter, Fiserv is raising its full year 2005 estimated net income per share-diluted earnings (excluding the one time realized gain from sale of investment of $0.14 per share) to a range of $2.24 to $2.28 from a range of $2.19 to $2.23. Fiserv reported net income per share diluted for the first six months of 2005 of $1.17 from continuing operations (excluding the one time realized gain from sale of investment of $0.14 per share.)

The net income per share-diluted guidance for the second half of 2005 is lower than the first half of 2005 actual results primarily due to the following factors:

•	Contract termination fees in the first half of 2005 were $22 million and are expected to be much lower in the second half of 2005, excluding a large termination fee that is expected to be paid in either the fourth quarter of 2005 or first quarter of 2006 (see third paragraph of the Segment Results on page 11);

•	Software license revenues were particularly strong in the first half of 2005 and are forecasted to return to more normalized levels in the second half of 2005;

•	Flood claims processing volumes were exceptionally high in the first half of 2005 and should return to historical levels in the second half of 2005; and

•	The Investment segment net investment income is expected to be lower in the second half of 2005 as the segment’s cash investment balances were unusually high during April and May of 2005 and had returned to more normalized levels starting in June.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Segment Results

Financial Segment: The Company’s largest operating segment, the financial institution outsourcing, systems and services segment (“Financial”), continued its strong operating performance during the second quarter of 2005 with processing and services revenue growth of 9% and operating income growth of 15% compared to the second quarter of 2004. On a year to date basis, the Financial segment increased processing and services revenues by 7% and operating income by 15% over the prior year period. For the first half of 2005, operating margins in the Financial segment were 26% compared to 24% in the prior year comparable period. Fueling the strong operating margins in the first half of 2005, compared to 2004, were increased software license revenues and higher than normal flood insurance claims processing revenue (both of which generate higher incremental margins), along with continued cost synergies from previously completed product consolidations.

The internal revenue growth rate for the Financial segment was 7% for the second quarter of 2005 and 6% on a year to date basis, both increasing over the respective prior year comparable periods. The biggest contributors to the increased 2005 internal revenue growth rate in this segment were increased volumes in the lending division’s loan settlement services businesses, incremental revenue associated with the newly signed Australian check processing business that began operations in mid-April, continued strong software license revenues and higher than normal revenues associated with one-time flood insurance claims processing.

Financial segment revenues, primarily in 2006, will be negatively impacted by approximately $40 million due to changes affecting three client relationships. One client is in the process of being acquired, a second client transitioned from an outsourced solution to license Fiserv software, and a third client plans to convert from an outsourced solution to an in-house solution.

Early contract termination fees due to client acquisition by other financial institutions of $7.1 million were recognized in the second quarter of 2005 compared to $5.1 million in the prior year second quarter. On a year to date basis, early contract termination fees were $22.0 million in 2005 compared to $19.4 million in 2004.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Health Segment: The Health plan management services segment (“Health”) processing and services revenues increased 13% and operating income increased 5% in the second quarter of 2005 compared to 2004 and on a year to date basis processing and services revenues increased 15% and operating income increased 12%. The Health segment operating margin, excluding the impact of prescription costs, was 16% in the second quarter of both 2005 and 2004 and on a year to date basis was 18% in 2005 compared to 17% in 2004.

The pro forma internal revenue growth rate, which excludes the positive impact of the prescription cost that is included in revenues and cost of revenues, was 4% in the second quarter and on a year to date basis in 2005. The decrease in the second quarter and year to date 2005 internal revenue growth rates compared to 2004 was primarily due to significant growth of our pharmacy services businesses in early 2004 based on the signing of some very large clients. In addition, growth of the health plan administration businesses has been negatively impacted by increased competition in the large commercial employer market.

Investment Segment: The Investment support services segment processing and services revenues increased 10% and operating income increased 63% in the second quarter of 2005 and on a year to date basis processing and services revenues increased 9% and operating income increased 51% compared to the prior year periods. Operating income increased in the second quarter of 2005 compared to the prior period due primarily to a temporary increase in cash investment balances that improved net investment income and continued new client growth, especially in the custody and trading services for registered investment advisors.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com